UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to Section 240.14a-12.

ROCKET LAB USA, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Rocket Lab USA, Inc.

3881 McGowen Street

Long Beach, California

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

June 23, 2022

To Our Stockholders:

You are invited to attend the Annual Meeting of Stockholders (“Annual Meeting”) of Rocket Lab USA, Inc. to be held on Thursday, June 23, 2022, beginning at 1:30 p.m. Pacific Daylight Time. The Annual Meeting will be a virtual meeting that will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/RKLB2022 and entering your 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials.

At the Annual Meeting, you are asked to consider and act upon the following proposals:

(1)	To elect three Class I director nominees named in the proxy statement to our Board of Directors;

(2)	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022; and

(3)	To transact such other business as may properly come before the meeting or any adjournment, continuance or postponement thereof.

Each of the matters to be acted upon at the meeting are more fully described in our proxy statement.

The record date for the Annual Meeting is April 27, 2022. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment, continuance or postponement thereof. To facilitate voting, internet and telephone voting are available. The instructions for voting are on the proxy card. If you hold your shares through a bank, broker or other holder of record, please follow the voter instructions you received from the holder of record.

Please carefully review the proxy statement and then complete and sign your proxy and return it promptly. If you attend the virtual meeting and decide to vote during the meeting, you may withdraw your proxy by voting at the meeting.

YOUR VOTE IS IMPORTANT.

All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice. The Notice is being mailed to stockholders commencing on or about May 2, 2022. Please act as soon as possible to vote your shares whether or not you intend on attending the Annual Meeting.

By Order of the Board of Directors

Arjun L. Kampani

Senior Vice President, General Counsel and Secretary

Long Beach, California

May 2, 2022

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 23, 2022

The Notice of Annual Meeting, Proxy Statement and our Annual Report are available electronically at www.proxyvote.com

Rocket Lab USA, Inc.

3881 McGowen Street

Long Beach, California

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 23, 2022

GENERAL INFORMATION

Why did I receive a notice regarding the availability of proxy materials on the internet?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board of Directors (the “Board”) of Rocket Lab USA, Inc. (the “Company,” “Rocket Lab,” “we,” “us,” and “our”) is soliciting your proxy to vote at the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) and at any adjournments, continuances or postponements of the Annual Meeting. The Annual Meeting will be held virtually via live interactive webcast on the internet on June 23, 2022, at 1:30 p.m. Pacific Daylight Time. If you held shares of our common stock (the “Common Stock”) on April 27, 2022 (the “Record Date”), you are invited to attend the Annual Meeting at www.virtualshareholdermeeting.com/RKLB2022 and vote on the proposals described below under the heading “What am I voting on?”

All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice. The Notice is being mailed to stockholders commencing on or about May 2, 2022.

What am I voting on?

There are two proposals scheduled to be voted on at the Annual Meeting:

1.

Election of three Class I director nominees specified in this Proxy Statement to serve until the 2025 Annual Meeting of Stockholders and until their respective successors are elected and qualified; and

2.	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accountants for the fiscal year ending December 31, 2022.

How does the Board recommend that I vote?

Our Board recommends that you vote your shares:

“FOR” the election of each of the three Class I director nominees named in this Proxy Statement to hold office until the 2025 Annual Meeting of Stockholders and until their respective successors are elected and qualified;

“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accountants for the fiscal year ending December 31, 2022.

Who can vote at the Annual Meeting?

If you were a holder of record of the Company’s Common Stock as of the close of business on April 27, 2022, the Record Date for the Annual Meeting, you may vote your shares at the Annual Meeting. As of the

Record Date, there were 463,796,388 shares of Rocket Lab Common Stock outstanding, excluding treasury shares. Company treasury shares will not be voted. Each stockholder has one vote for each share of Common Stock held as of the Record Date.

If, on the Record Date, your shares were held in an account at a broker, bank, or other financial institution (we will refer to those organizations collectively as “broker”), then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that broker. The broker holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to direct your broker on how to vote the shares in your account. As a beneficial owner, you are invited to attend the Annual Meeting via the internet at www.virtualshareholdermeeting.com/RKLB2022. However, since you are not a stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from your broker.

How can I attend the Annual Meeting?

If you are a stockholder of record or a beneficial owner as of the Record Date, you are invited to attend the Annual Meeting live via the internet at www.virtualshareholdermeeting.com/RKLB2022. You must have your 16-digit control number listed on your Notice, the proxy card or in the instructions that accompanied your proxy materials to enter the meeting. The webcast starts at 1:30 p.m. Pacific Daylight Time. You may vote and submit questions while attending the meeting on the internet. Instructions on how to attend and participate in the Annual Meeting via the internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/RKLB2022. The audio broadcast will be archived on that website for one year.

What if I return the proxy card to the Company but do not make specific choices?

If you return a signed, dated, proxy card to the Company without making any voting selections, the named proxies will vote your shares (1) “FOR” the election of each of the three Class I director nominees named in this Proxy Statement to hold office until the 2025 Annual Meeting of Stockholders and until their respective successors are elected and qualified; and (2) “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accountants for the fiscal year ending December 31, 2022.

The Company does not expect that any matters other than the election of directors and the other proposal described in this Proxy Statement will be brought before the Annual Meeting. The persons appointed as proxies will vote in their discretion on any other matters that may properly come before the Annual Meeting or any postponements or adjournments thereof, including any vote to postpone or adjourn the Annual Meeting.

How many shares must be present or represented to conduct business at the Annual Meeting?

A quorum of stockholders is necessary to hold a valid annual meeting. A quorum will be present if the holders of at least a majority of the outstanding number of shares of Common Stock entitled to vote are present, in person or by proxy, at the Annual Meeting. Abstentions and shares represented by broker non-votes are counted for the purpose of determining whether a quorum is present. If there are insufficient votes to constitute a quorum at the time of the Annual Meeting, the holders of voting stock representing a majority of the voting power present at the meeting or the presiding officer may adjourn the Annual Meeting to another place (if any), date or time and from time to time.

How are votes counted and what is a broker non-vote?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count “FOR,” “AGAINST,” “WITHHOLD,” abstentions and broker non-votes. A “broker non-vote” occurs when your broker submits a proxy card for your shares of Common Stock held in street name, but does not vote on a particular proposal because the broker has not received voting instructions from you and does not have the authority to vote on that matter without instructions. Under the rules that govern brokers who are voting shares held in street name, brokers have the discretion to vote those shares on routine matters but not on non-routine matters. For purposes of these rules, the only routine matter in this Proxy Statement is Proposal Two—the ratification of our independent registered public accounting firm for the fiscal year ending December 31, 2022 and the non-routine matter in this Proxy Statement is Proposal One—the election of Class I directors. Therefore, if you hold your shares in street name and do not provide voting instructions to your broker, your broker does not have discretion to vote your shares on any proposal at the Annual Meeting other than Proposal Two—the ratification of our independent registered public accounting firm for the fiscal year ending December 31, 2022. However, your shares will be considered present at the Annual Meeting for purposes of determining the existence of a quorum.

What is the voting requirement to approve each of the proposals?

Proposal One—Election of Class I Directors

The election of Class I director nominees requires a plurality vote of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote in the election of directors. The director nominees receiving the highest number of “FOR” votes cast by the holders of Common Stock, entitled to vote at the Annual Meeting will be elected. Accordingly, “WITHHOLD” votes and broker non-votes will have no effect on the outcome of the election of directors. Stockholders have no right to cumulative voting as to any matters, including the election of directors.

Proposal Two—Ratification of the Appointment of our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2022

The proposal to ratify the appointment of Deloitte & Touche LLP requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. Abstentions will be included in the number of shares present and entitled to vote and will therefore have the same effect as a vote “AGAINST” this proposal. Brokers have discretionary authority to vote uninstructed shares on this proposal.

How do I vote my shares of Rocket Lab Common Stock?

Stockholders may vote shares of our Common Stock using any of the following means:

Voting by Proxy Cards. A registered stockholder may vote shares until voting is completed at the Annual Meeting by requesting and returning a duly completed and executed proxy card. All proxy cards received by us that have been properly signed and have not been revoked will be voted in accordance with the instructions contained in the proxy cards. For your mailed proxy card to be counted, we must receive it prior to the close of business on June 22, 2022.

Voting by Telephone or Internet. A registered stockholder may vote shares until 11:59 p.m. Eastern Daylight Time on June 22, 2022 by calling the toll-free number indicated on the Notice and following the recorded instructions or by accessing the website indicated on the Notice and following the instructions provided. When a stockholder votes by telephone or internet, his, her or its vote is recorded immediately.

Voting by Internet During the Annual Meeting. Instructions on how to attend and vote at the meeting are described at www.virtualshareholdermeeting.com/RKLB2022. If a stockholder attends the Annual Meeting and votes his, her or its shares during the meeting via the voting instructions described at www.virtualshareholdermeeting.com/RKLB2022, then any previous votes that were submitted by the stockholder, whether by internet, telephone or mail, will be superseded by the vote that such stockholder casts during the Annual Meeting. Further, if the shares are held of record by a broker and a stockholder wishes to vote at the Annual Meeting, he, she or it must obtain a proxy issued in his, her or its name from the record holder in accordance with the materials and instructions for voting provided by his, her or its broker.

Voting by “Street Name” Stockholders. If stockholders hold shares in “street name,” then those stockholders may vote in accordance with the materials and instructions for voting the shares provided by their broker. If “street name” stockholders wish to vote shares at the Annual Meeting, then they must obtain proxies from their broker in order to vote their shares at the Annual Meeting in accordance with the materials and instructions for voting provided by his, her or its broker. If a “street name” stockholder does not vote by proxy or otherwise give voting instructions to their broker, such shares will not be voted by the broker for Proposal One at the Annual Meeting.

Changing Votes. A registered stockholder may change his, her or its vote at any time before it is voted at the Annual Meeting by (1) delivering a proxy revocation or another duly executed proxy bearing a later date to Rocket Lab USA, Inc., 3881 McGowen Street, Long Beach CA 90808, Attention: Corporate Secretary, which revocation or later-dated proxy is received by us prior to the close of business on June 22, 2022; (2) voting again by telephone or internet in the manner described above prior to 11:59 p.m., Eastern Daylight Time, on June 22, 2022; or (3) attending the Annual Meeting and voting via the internet during the meeting using the procedures described at www.virtualshareholdermeeting.com/RKLB2022. Attending the Annual Meeting via the internet will not revoke a proxy unless the stockholder actually votes via the internet during the meeting. “Street name” stockholders who wish to revoke or change their votes after returning voting instructions to their broker may do so in accordance with the materials and instructions provided by their broker or by contacting such broker to effect the revocation or change of vote.

How can I find out the results of the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. We will publish final results in a Current Report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting. After the Form 8-K is filed, you may obtain a copy by visiting the investor relations section of our website at https://investors.rocketlabusa.com or by writing to Rocket Lab USA, Inc., 3881 McGowen Street, Long Beach CA 90808, Attention: Corporate Secretary.

PROPOSAL ONE

ELECTION OF DIRECTORS

The members of our Board are divided into three classes of directors and serve staggered three-year terms, with each director to serve until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation or removal. Vacancies on the Board shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum of the Board, and not by the stockholders. Any director so appointed to fill a vacancy shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director’s successor shall have been duly elected and qualified or until his or her earlier resignation, death or removal.

We have eight authorized members on our Board. The number of directors may be changed by our Board from time to time by resolution of a majority of the directors then in office, or if at an annual meeting, by amendment of our bylaws by the affirmative vote of 66-2/3% of the outstanding voting stock of the Company entitled to vote on such amendment or repeal, voting together as a single class. If however, the Board recommends that stockholders approve such amendment or repeal at such meeting of stockholders, such amendment or repeal shall only require the affirmative vote of a majority of the outstanding capital stock of the Company entitled to vote on such amendment or repeal, voting together as a single class.

At the Annual Meeting, our three Class I directors are to be elected to hold office for a three-year term to expire at our 2025 annual meeting of stockholders and until their successors are duly elected and qualified. The Class I director nominees to the Board are Jon Olson, Merline Saintil and Alex Slusky.

Information regarding the nominees and each continuing director is set forth below. Each of the nominees listed in the proxy statement has agreed to serve as a director if elected. If for some unforeseen reason a nominee becomes unwilling or unable to serve, proxies will be voted for a substitute nominee selected by the Board.

The following table sets forth certain information regarding our director nominees:

Name	Age	Position
Jon Olson	68	Director, Chair of the Audit Committee and Member of the Nominating and Governance Committee
Merline Saintil	45	Director, Chair of the Compensation Committee and Member of the Audit Committee
Alex Slusky	54	Director, Member of the Nominating and Corporate Governance Committee

Jon Olson. Mr. Olson has served as a member of our Board since August 2021 and as a member of the Legacy Rocket Lab board since June 2021. Mr. Olson served as the Chief Financial Officer at Xilinx, Inc., a provider of programmable semiconductor platforms, from June 2005 until his retirement in July 2016. While serving as Chief Financial Officer, he also held a variety of other senior management positions at Xilinx, including most recently as Executive Vice President from May 2014 to July 2016 and, prior to that, Senior Vice President of Finance from August 2006 to May 2014 and Vice President of Finance from June 2005 to August 2006. Prior to joining Xilinx, he served from 1979 to 2005 at Intel Corporation in various senior financial positions, including Vice President, Finance and Enterprise Services and Director of Finance. Mr. Olson currently serves as a member of the Board of Xilinx and Kulicke and Soffa Industries, Inc., and has previously served as a member of the Board of Mellanox Technologies, Ltd. and InvenSense Inc., among others. Mr. Olson holds an MBA in Finance from Santa Clara University and a B.S. in Accounting from Indiana University. We believe Mr. Olson is qualified to serve as a member of our Board because of his financial expertise and extensive experience advising technology companies as both a director and executive.

Merline Saintil. Ms. Saintil has served as a member of our Board since August 2021 and as a member of the Legacy Rocket Lab board since June 2021. Ms. Saintil is an experienced senior executive, having served a number of Fortune 500 and privately-held companies, including Change Healthcare Inc., Intuit Inc., Yahoo! Inc., PayPal Holdings Inc., Adobe Inc. and Joyent, Inc. From April 2019 to February 2020, Ms. Saintil served as the Chief Operating Officer, R&D/IT, for Change Healthcare Inc., a payment management software company. Prior to joining Change Healthcare, Ms. Saintil was a senior executive in the Product & Technology group at Intuit Inc., a software company, from November 2014 to August 2018, where her core responsibilities included driving global strategic growth priorities, leading merger and acquisition integration and divestitures, and leading business operations for nearly half of Intuit’s workforce. Prior to Intuit, Ms. Saintil served as Head of Operations for Mobile & Emerging Products for Yahoo! Inc. from January 2014 to November 2014. Prior to joining Yahoo!, Ms. Saintil held various roles at Joyent, Inc., a software company, from November 2011 to September 2013; PayPal Holdings Inc., a payments company, from July 2010 to November 2011; Adobe Inc., a software company, from April 2006 to July 2010; and Sun Microsystems, Inc. from October 2000 to April 2006. Ms. Saintil is currently serving as a member of the board of directors of each of Banner Corporation, Lightspeed POS, Inc., Gitlab Inc., Alkami Technology, Inc., Evolv Technology, Inc. and Synnex Corp., and has previously served as a member of the board of directors of ShotSpotter, Inc. Ms. Saintil received a B.S. in Computer Science from Florida A&M University, an M.S. in Software Engineering Management from Carnegie Mellon University, and has completed Stanford Directors’ College and Harvard Business School’s executive education program. She is certified in Cybersecurity Oversight by the National Association of Corporate Directors and the Carnegie Mellon Software Engineering Institute and has completed Stanford Directors’ College and Harvard Business School’s executive education programs. We believe Ms. Saintil is qualified to serve as a member of our Board because of her extensive experience advising technology companies as both a director and executive.

Alex Slusky. Mr. Slusky has served as a member of our Board since August 2021 and previously as the Chairman of the Vector Acquisition Corporation (“Vector”) board since its initial public offering. Since its inception in 1997, Mr. Slusky has served as Managing Partner and Chief Investment Officer of Vector Capital and its affiliated funds. He has also served as a director of Cambium Networks Corp., a wireless technology company, since 2011 and served as a director of Technicolor SA, a manufacturer of digital media solutions, from July 2013 until 2016. From 1995 until 1997, Mr. Slusky led the technology equity practice at Ziff Brothers Investments, managing a portfolio of public and private technology investments which later became Vector Capital. From 1992 until 1995, Mr. Slusky was an investor at New Enterprise Associates, a venture capital firm where he focused on venture investments in software, communications, and digital media. Mr. Slusky has a degree in Economics from Harvard University and an MBA from Harvard Business School. We believe that Mr. Slusky is qualified to serve as a member of our Board because of his significant investment and business management experience and deep technical experience in technology companies.

The following table sets forth certain information regarding our continuing directors:

Name	Age	Director Class
Peter Beck	45	Class III; Chairman
David Cowan	56	Class III
Michael Griffin	72	Class II
Sven Strohband	48	Class III
Matt Ocko	53	Class II

Peter Beck. Mr. Beck is the Founder, President and Chief Executive Officer of Rocket Lab. Mr. Beck founded the company in 2006 and has served on the Legacy Rocket Lab board, and as the President and Chief Executive Officer since July 2013 and was appointed Chairman of the Legacy Rocket Lab board in May 2021 and our Board since August 2021. Further, he served as our Treasurer from July 2013 until May 2021, and as our Secretary and Chief Financial Officer from July 2013 until September 2015. From 2013, Mr. Beck led the development of the Electron launch vehicle, which was designed from the ground up to accommodate a high launch rate business model to meet the needs of customers for small launch services. Under Mr. Beck’s leadership, Rocket Lab pioneered advanced aerospace manufacturing techniques for Electron, including 3D printed rocket engines, electric-pump-fed rocket engines and fully carbon composite fuel tanks. Mr. Beck also led the development of our private orbital launch site, LC-1, located in Mahia, New Zealand, which required the establishment of an international treaty and legislation to enable us to use U.S. launch and spacecraft technology that otherwise would not be permitted for launches from foreign soil.

Prior to founding Rocket Lab, Mr. Beck began his career in 1993 with an apprenticeship as precision engineer at global appliance manufacturer Fisher & Paykel, before moving into production machinery design, product design and analysis. He later went to a government research institute in 2003 where he focused on advanced composites structures and materials for high performance applications. While at the government lab, Mr. Beck led several complex engineering programs to optimize technologies including wind turbines and superconductors. In his own time, Mr. Beck began building rockets at an early age, steadily increasing their size and complexity. In 2006, Mr. Beck founded Rocket Lab and led its efforts to successfully launch Atea-1 in 2009, which we believe is the first commercially-developed rocket to reach space from the Southern Hemisphere.

An award-winning engineer, Mr. Beck has been presented with the Gold Medal from the Royal Aeronautical Society, Meritorious Medal from the New Zealand Division of the Royal Aeronautical Society and Cooper Medal and Pickering Medal from the Royal Society of New Zealand. In addition, in recognition of Mr. Beck’s outstanding contributions to aerospace, entrepreneurship and technical innovation he was appointed as an adjunct professor in aerospace engineering by the University of Auckland. We believe that Mr. Beck is qualified to serve as a member of our Board because of his track record of success as the founder and Chief Executive Officer of Rocket Lab, as well as his knowledge and extensive experience.

David Cowan. Mr. Cowan has served as a member of our Board since August 2021 and as a member of the Legacy Rocket Lab board since December 2015. Mr. Cowan has served as an investment professional at Bessemer Venture Partners, a venture capital firm, since 1992 and has been a partner since 1996. He also served as a director of LifeLock, an identity theft protection services company, from 2006 through 2017. Mr. Cowan has degrees in Computer Science and Math from Harvard University and an MBA from Harvard Business School. We believe that Mr. Cowan is qualified to serve as a member of our Board because of his experience in the venture capital industry and his operating and management experience with technology companies.

Michael Griffin. Dr. Griffin has served as a member of our Board since August 2021 and as a member of the Legacy Rocket Lab board since July 2020. Since July 2020, Dr. Griffin co-founded and has served as the Co-President of LogiQ Inc, a business consulting practice in the aerospace, defense and national security sector. From February 2018 until July 2020, Dr. Griffin worked in the Pentagon for the Department of Defense as the Under Secretary of Defense, Research & Engineering, where he was responsible for all U.S. Defense Department research and development. From August 2012 until May 2017, Dr. Griffin served as Chairman & CEO of the Schafer Corporation, a professional services provider in the national security sector. From April 2005 to January 2008, Dr. Griffin served as the 11th Administrator of the National Aeronautics and Space Administration. Dr. Griffin has a BA in Physics and an MS degree in Applied Physics from Johns Hopkins University, an MSE in Aerospace Science from the Catholic University of America, a PhD in Aerospace Engineering from the University of Maryland, an MS degree in Electrical Engineering from the University of Southern California, an MBA from Loyola College of Maryland, and an MS degree in Civil Engineering from George Washington University. We believe that Dr. Griffin is qualified to serve as a member of our Board because of his extensive experience as a scientist, engineer and administrator in the aerospace field.

Sven Strohband. Dr. Strohband has served as a member of our Board since August 2021 and as a member of the Legacy Rocket Lab board since August 2013. Since May 2018, Dr. Strohband has served as Managing Director at venture capital firm Khosla Ventures and has served as a partner and CTO at Khosla Ventures since November 2012. In July 2021, Dr. Strohband became a director for Berkshire Grey, Inc., a robotics provider for the fulfillment industry. From 2006 to 2012, Dr. Strohband served as a partner, and later CTO, of Mohr Davidow Ventures, a venture capital and private equity company, where he led technical diligence for the infrastructure IT and sustainability practices. From 2005 to 2006, Dr. Strohband was the lead engineer of the Stanford racing team autonomous car, “Stanley,” which became the foundation for the Google self-driving car project and also won the 2005 DARPA Grand Challenge. From 2003 to 2006, Dr. Strohband was a project manager for the Electronics Research Lab of auto-maker Volkswagen, where he led technical projects for Volkswagen brands. Dr. Strohband has a degree in mechanical engineering from Purdue University and a PhD in Mechanics and Computation from Stanford University. We believe that Dr. Strohband is qualified to serve as a member of our Board because of his experience in the venture capital industry, as an engineer, and as a director of numerous private technology companies.

Matt Ocko. Mr. Ocko has served as a member of our Board since August 2021 and as a member of the Legacy Rocket Lab board since January 2017. Since 2010, Mr. Ocko has served as the Co-Founder and Co-Managing Partner of venture capital fund DCVC. Prior to co-founding DCVC, Mr. Ocko was an investor at numerous firms, including VantagePoint Ventures, LLC, SOFTBANK Technology Ventures Corp (aka Mobius Venture Capital), Sevin Rosen Funds and Helix Investments. From 1984 – 1991, Mr. Ocko served as a member of the Board (in his capacity as co-founder) and Vice President of Research and Development of Da Vinci Systems, an e-mail software vendor. Mr. Ocko has a degree in Physics from Yale University. We believe that Mr. Ocko is qualified to serve as a member of our Board because of his extensive experience in the venture capital industry, advising technology companies as both a director and executive.

THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Director Independence

The Board determined that each of the directors on the Board (except for Peter Beck) qualifies as independent directors under the rules of The Nasdaq Stock Market LLC (“Nasdaq”), and SEC rules and regulations. Under the rules of Nasdaq, independent directors must comprise a majority of a listed company’s board of directors. In addition, the rules of Nasdaq require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and governance committees be independent. Under the rules of Nasdaq, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our Board reviewed and discussed information provided by the directors and Rocket Lab with regard to each director’s business and personal activities and relationships as they may relate to Rocket Lab and its management, including the beneficial ownership of capital stock by each non-employee director and the transactions involving them as described in the section entitled “Certain Relationships and Related Party Transactions.”

Board and Committee Meetings

We became a public company upon the closing of our business combination (the “Business Combination”) with Vector Acquisition Corporation in August 2021. As such, for the year ended December 31, 2021, our Board held three (3) meetings. Similarly, the Audit Committee, our Compensation Committee, and Nominating and Corporate Governance Committee were each formed in connection with the closing of the Business Combination and therefore, during 2021, the Audit Committee held two (2) regular meetings, the Compensation Committee held two (2) regular meeting, and the Nominating and Governance Committee held one (1) meeting. Prior to the closing of our Business Combination, Vector Acquisition Corporation held four (4) Board meetings and five (5) Audit Committee meetings in 2021, and Legacy Rocket Lab held an additional five (5) Board meetings in 2021 Each Board member attended 75% or more of the aggregate number of board meetings and meetings of the committees on which he or she served, held during the portion of the last fiscal year for which he or she was a director or committee member.

Committees

The Board has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The Board may establish ad hoc committees from time to time on an as-needed basis.

The Board has adopted written charters for the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. These charters, as well as our Code of Business Conduct and Ethics and our Corporate Governance Guidelines, are posted and available on the investor relation section of our corporate website at https://investors.rocketlabusa.com. The information on or accessible through our website is not a part of or incorporated by reference in this Proxy Statement.

Audit Committee

Our Audit Committee consists of Jon Olson, Merline Saintil, and Matt Ocko, with Jon Olson serving as the chair. The Board determined that each of the members of the audit committee meet the independence requirements under Nasdaq and SEC rules and is financially literate, and Jon Olson qualifies as an audit committee financial expert within the meaning of the SEC regulations and meets the financial sophistication requirements of the Nasdaq listing rules.

The functions of this committee include, among other things: reviewing and reassessing the adequacy of the Audit Committee charter; appointing terminating and selecting a firm to serve as our independent registered public accounting firm to audit our financial statements; ensuring the independence of the independent registered public accounting firm; overseeing the work of the independent registered public accounting firm; considering the adequacy of our internal controls; reviewing any reports made by the Chief Executive Officer and Chief Financial Officer of the Company to the Audit Committee with respect to (1) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act, within the time periods specified in the SEC’s rules and forms, and (2) any fraud involving management or other employees who have a significant role in the Company’s internal control over financial reporting; reviewing related-party transactions that are material or otherwise implicate disclosure requirements; and approving, or as permitted, pre-approving all audit and non-audit services to be performed by the independent registered public accounting firm.

In connection with the Audit Committee’s discussion of the Company’s risk assessment and management guidelines, the Audit Committee may discuss or consider the Company’s major risk exposures, including financial, operational, privacy, security, cybersecurity, competition, legal, regulatory and accounting risk exposures and the steps that the Company’s management has taken to monitor and control such exposures.

Compensation Committee

Our Compensation Committee consists of Merline Saintil, Michael Griffin, and Matt Ocko, with Merline Saintil serving as the chair. Our Board has determined that each of the members of compensation committee meets the independence requirements under Nasdaq and SEC rules. Each member of this committee is also a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act.

The functions of the compensation committee include: reviewing and reassessing the adequacy of the Compensation Committee charter; reviewing and approving the compensation and the terms of any compensatory agreements of our Chief Executive Officer and our other non-chief executive officers; reviewing and recommending to the Board the compensation of its directors; administering our stock and equity incentive plans; reviewing and approving, or making recommendations to the Board with respect to incentive compensation and equity plans; determining and approving any employment agreements, severance arrangements, retirement arrangements and special or supplemental benefits for each executive officer of the Company, including perquisite benefits; establishing Rocket Lab’s overall compensation philosophy; and such other functions as are required to comply with Nasdaq listing rules.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of Michael Griffin, David Cowan, Alex Slusky, and Jon Olson, with Michael Griffin serving as the chair. Our Board determined that each of the members of the nominating and governance committee meet the independence requirements under Nasdaq and SEC rules.

The functions of the nominating and governance committee include: reviewing and reassessing the adequacy of the Nominating and Corporate Governance Committee charter; determining and, at least annually reviewing the specific minimum qualifications that the Nominating and Corporate Governance Committee believes must be met by a Nominating and Corporate Governance Committee recommended nominee; establishing a policy with regard to the consideration of director candidates recommended by stockholders and establish procedures to be followed by securityholders in submitting recommendations for director candidates to the Nominating and Corporate Governance Committee; identifying and recommending candidates for membership on the Board; recommending individuals to the Board for nomination for election as directors at each annual meeting of stockholders or for appointment as directors by the Board to fill any vacancy on the Board; recommending to the Board directors for appointment as chairperson and as members of Board committees; and reviewing all director nominations and proposals submitted to the Company by its stockholders, determine whether the nomination or proposal was submitted in a timely manner. The Nominating and Corporate Governance Committee has not yet adopted a formal policy with regard to the consideration of any director candidates that may be recommended by stockholders, but intends to do so and will consider candidates recommended by our stockholders so long as the proper procedures in our bylaws are followed. In addition, the Nominating and Corporate Governance Committee periodically reviews and makes recommendations about the Company’s ESG strategy, policies and procedures.

Our bylaws provide that stockholders seeking to nominate candidates for election as directors at an annual meeting must provide timely notice of such nominations in writing. To be timely, a stockholder’s notice generally must be received in writing at the Company’s offices at Rocket Lab USA, Inc., 3881 McGowen Street, Long Beach CA 90808, Attention: Corporate Secretary, not earlier than the close of business on the 120th day, nor later than the close of business on the 90th day, prior to the first anniversary of the date of the preceding year’s annual meeting as first specified in the Company’s notice of meeting (without regard to any postponements or adjournments of such meeting after such notice was first sent), except that if no annual meeting was held in the previous year or the date of the annual meeting is more than 30 days earlier or 60 days later than such anniversary date, notice by the stockholders to be timely must be received not later than the close of business on the later of the 90th day prior to the annual meeting or the 10th day following the date on which public announcement of the date of such meeting is first made. A stockholder’s notice must set forth, among other things:

•

as to each person whom the stockholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of the nominee, (ii) the principal occupation or employment of the nominee, (iii) the class and number of shares of the Company that are held of record or are beneficially owned by the nominee and any derivative positions held or beneficially held by the nominee, (iv) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of the nominee with respect to any securities of the Company, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit of share price changes for, or to increase or decrease the voting power of the nominee, (v) a description of all arrangements or understandings between or among the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder or concerning the nominee’s potential service on the Board, (vi) a written statement executed by the nominee acknowledging that as a director of the Company, the nominee will owe fiduciary duties under Delaware law with respect to the Company and its stockholders, and (vii) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14a-12(c) under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) for the full term for which such person is standing for election;

•

as to any other business that the stockholder proposes to bring before such Annual Meeting, a brief description of the business desired to be brought before such Annual Meeting, the reasons for conducting such business at such Annual Meeting, the text, if any, of any resolutions or bylaw amendment proposed for adoption, and any material interest in such business of each Proposing Person (as defined below);

•

(i) the name and address of the stockholder giving the notice, as they appear on the Company’s books, and the names and addresses of the other Proposing Persons (if any), (ii) as to each Proposing Person, the following information: (a) the class or series and number of all shares of capital stock of the Company which are, directly or indirectly, owned beneficially or of record by such Proposing Person or any of its affiliates or associates (as such terms are defined in Rule 12b-2 promulgated under the Exchange Act), including any shares of any class or series of capital stock of the Company as to which such Proposing Person or any of its affiliates or associates has a right to acquire beneficial ownership at any time in the future, (b) all Synthetic Equity Interests (as defined below) in which such Proposing Person or any of its affiliates or associates, directly or indirectly, holds an interest including a description of the material terms of each such Synthetic Equity Interest, including without limitation, identification of the counterparty to each such Synthetic Equity Interest and disclosure, for each such Synthetic Equity Interest, as to (x) whether or not such Synthetic Equity Interest conveys any voting rights, directly or indirectly, in such shares to such Proposing Person, (y) whether or not such Synthetic Equity Interest is required to be, or is capable of being, settled through delivery of such shares and (z) whether or not such Proposing Person and/or, to the extent known, the counterparty to such Synthetic Equity Interest has entered into other transactions that hedge or mitigate the economic effect of such Synthetic Equity Interest, (c) any proxy (other than a revocable proxy given in response to a public proxy solicitation made pursuant to, and in accordance with, the Exchange Act), agreement, arrangement, understanding or relationship pursuant to which such Proposing Person has or shares a right to, directly or indirectly, vote any shares of any class or series of capital stock of the Company, (d) any rights to dividends or other distributions on the shares of any class or series of capital stock of the Company, directly or indirectly, owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Company, and (e) any performance-related fees (other than an asset-based fee) that such Proposing Person, directly or indirectly, is entitled to based on any increase or decrease in the value of shares of any class or series of capital stock of the Company or any Synthetic Equity Interests (the disclosures to be made pursuant to the foregoing clauses (a) through (e) are referred to, collectively, as “Material Ownership Interests”), (iii) a description of the material terms of all agreements, arrangements or understandings (whether or not in writing) entered into by any Proposing Person or any of its affiliates or associates with any other person for the purpose of acquiring, holding, disposing or voting of any shares of any class or series of capital stock of the Company and (iv) any other information relating to such Proposing Person that would be required to be disclosed pursuant to Item 4 of Exchange Act Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable);

•

a description of all agreements, arrangements or understandings by and among any of the Proposing Persons, or by and among any Proposing Persons and any other person (including with any proposed nominee(s)), pertaining to the nomination(s) or other business proposed to be brought before the meeting of stockholders (which description shall identify the name of each other person who is party to such an agreement, arrangement or understanding), and (ii) identification of the names and addresses of other stockholders (including beneficial owners) known by any of the Proposing Persons to support such nominations or other business proposal(s), and to the extent known the class and number of all shares of the Company’s capital stock owned beneficially or of record by such other stockholder(s) or other beneficial owner(s); and

•

a statement whether or not the stockholder giving the notice and/or the other Proposing Person(s), if any, will deliver a proxy statement and form of proxy to holders of, in the case of a business proposal, at least the percentage of voting power of all of the shares of capital stock of the Company required under applicable law to approve the proposal or, in the case of a nomination or nominations, at least the percentage of voting power of all of the shares of capital stock of the Company reasonably believed by such Proposing Person to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder (such statement, the “Solicitation Statement”).

For purposes of these provisions of our bylaws, the term “Proposing Person” shall mean the following persons: (i) the stockholder of record providing the notice of nominations or business proposed to be brought before an Annual Meeting, and (ii) the beneficial owner(s), if different, on whose behalf the nominations or business proposed to be brought before an Annual Meeting is made. For purposes of these provisions of our bylaws, the term “Synthetic Equity Interest” shall mean any transaction, agreement or arrangement (or series of transactions, agreements or arrangements), including, without limitation, any derivative, swap, hedge, repurchase or so-called “stock borrowing” agreement or arrangement, the purpose or effect of which is to, directly or indirectly: (a) give a person or entity economic benefit and/or risk similar to ownership of shares of any class or series of capital stock of the Company, in whole or in part, including due to the fact that such transaction, agreement or arrangement provides, directly or indirectly, the opportunity to profit or avoid a loss from any increase or decrease in the value of any shares of any class or series of capital stock of the Company, (b) mitigate loss to, reduce the economic risk of or manage the risk of share price changes for, any person or entity with respect to any shares of any class or series of capital stock of the Company, (c) otherwise provide in any manner the opportunity to profit or avoid a loss from any decrease in the value of any shares of any class or series of capital stock of the Company, or (d) increase or decrease the voting power of any person or entity with respect to any shares of any class or series of capital stock of the Company.

A stockholder must also comply with all other applicable requirements of the Exchange Act and the rules and regulations under the Exchange Act with respect to matters relating to nominations of candidates for directors. The preceding is a summary of the stockholder nomination procedures set forth in our bylaws as currently in effect, and we refer our stockholders to the full text of Article I, Section 2 of our bylaws and such other applicable provisions of our bylaws as in effect from time to time for the specific requirements of such director nomination procedures by stockholders.

In addition to the formal procedures set forth in our bylaws for the nomination of directors by stockholders, the Nominating and Corporate Governance Committee may from time to time evaluate candidates for nomination as director that come to its attention through incumbent directors, management, stockholders or third parties. Such informal recommendations by stockholders should be directed to the attention of the Nominating and Corporate Governance Committee as set forth below under “ —Communications with Directors.” The Nominating and Corporate Governance Committee has and may in the future, if it deems appropriate under the circumstances, engage a third-party search firm to assist in identifying qualified candidates.

The Nominating and Corporate Governance Committee seeks director candidates who possess high quality business and professional experience, possess the highest personal and professional ethics, integrity and values, and who have an inquisitive and objective perspective and mature judgment. Director candidates must also be committed to representing the best interests of our stockholders and have sufficient time available in the judgment of the Nominating and Corporate Governance Committee to perform all Board and committee responsibilities. The Nominating and Corporate Governance Committee has no formal policy on diversity in identifying potential director candidates, but does regularly assess the needs of the Board for various skills, background and business experience in determining if the Board requires additional candidates for nomination.

Board Leadership Structure

Separation of Chairman and Chief Executive Officer

Our Corporate Governance Guidelines state that the Board shall elect its chairman (in the event that the Chairman is a female, she will be referred to as “Chairwoman”) and appoint the Company’s Chief Executive Officer according to its view of what is best for the Company at any given time. The Board does not believe there should be a fixed rule as to whether the offices of Chairman and Chief Executive Officer should be vested in the same person or two different persons, or whether the Chairman should be an employee of the Company or should be elected from among the non-employee directors. The needs of the Company and the individuals available to play these roles may dictate different outcomes at different times, and the Board believes that retaining flexibility in these decisions is in the best interest of the Company.

Currently, Mr. Beck serves as the Company’s Chairman and Chief Executive Officer. The Board may, however, make changes to its leadership structure in the future as it deems appropriate.

In addition, the Board may appoint a lead independent director. The lead independent director will preside over periodic meetings of independent directors, serve as a liaison between the Chairman or Chairwoman and the independent directors and perform such additional duties as the Board may otherwise determine and delegate. Currently, Ms. Saintil serves as lead independent director.

Executive Sessions of the Board

The independent directors meet at regularly scheduled executive sessions without the participation of management or non-independent directors. If the Chairman is an independent director, then the Chairman will preside at these meetings. If the Chairman is not an independent director, then the director who presides at these meetings will be the lead independent director. In the event that the lead independent director is unavailable to attend such a meeting, then a majority of the independent directors in attendance may designate one independent director to preside at such meeting. As required under applicable Nasdaq listing standards, in 2021, the Company’s independent directors met in regularly scheduled executive sessions at which only independent directors were present.

Presiding Director

In accordance with our corporate governing documents, the board shall designate a representative to preside over all meetings of the Board, provided that if the Board does not so designate such a presiding director or such designated presiding director is unable to so preside or is absent, then the Chairman of the Board, if one is elected, shall preside over all meetings of the Board. If both the designated presiding director, if one is so designated, and the Chairman of the Board, if one is elected, are unable to preside or are absent, the Board shall designate an alternate representative to preside over a meeting of the Board.

Board Role in Risk Oversight

Management will regularly report on any potential material risks to our Board at its meetings. Management reports regularly to the full Board, which also considers our material risks, with input from our various Board committees. Our Audit Committee also has certain statutory, regulatory, and other responsibilities with respect to oversight of risk assessment and risk management. Specifically, the Audit Committee is responsible for review and discussion of the guidelines and policies that govern the process by which the Company’s exposure to risk is assessed and managed by management, and periodically reviewing our enterprise risk management framework and major risk exposures, including our enterprise risk management processes. In connection with the Audit Committee’s discussion of the Company’s risk assessment and management guidelines, the Audit Committee may discuss or consider the Company’s major risk exposures, including financial, operational, privacy, security, cybersecurity, competition, legal, regulatory and accounting risk exposures and the steps that the Company’s management has taken to monitor and control such exposures.

The Board’s other independent committees also oversee risks associated with their respective areas of responsibility. For example, the Compensation Committee considers the risks to our business associated with our compensation policies and practices, with respect to both executive compensation and compensation generally, and our Nominating and Corporate Governance Committee considers risks relating to management succession planning and corporate governance matters.

Anti-Hedging and Anti-Pledging Policy

In addition to our insider trading and disclosure policy applicable to all directors, officers and employees generally, we have special trading procedures for insiders that is applicable to all of our directors, executive officers, and certain designated employees (the “designated insiders”) that prohibits such designated insiders from certain hedging and pledging activities related to our securities. The policy prohibits those designated insiders and their affiliated persons (as defined in the special trading procedures addendum to the insider trading policy) from engaging in any purchases or sales of puts, calls, other derivative securities of the Company or any derivative securities that provide the economic equivalent of ownership of any of the Company’s securities or an opportunity, direct or indirect, to profit from any change in the value of the Company’s securities or engage in any other hedging transaction with respect to the Company’s securities unless such transaction has been approved by the Nominating and Corporate Governance Committee of the Board. In addition, such designated insiders are prohibited from using the Company’s securities as collateral in a margin account, and may not pledge Company securities as collateral for a loan (or modify an existing pledge) unless the pledge has been approved by the Nominating and Corporate Governance Committee of the Board.

Director Orientation and Continuing Education

Our Nominating and Corporate Governance Committee oversees the orientation process for new members of our Board to ensure that they are familiar with the Company’s operations, financial matters, corporate governance practices and other key policies and practices through the preparation and review of background material and management meetings as appropriate. In addition, our Nominating and Corporate Governance Committee seeks to identify and encourage training and continuing education opportunities for all directors in order to improve both our Board and its committees’ performance.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees. We will provide a copy of our Code of Business Conduct and Ethics without charge to any person upon written request made to Rocket Lab USA, Inc., 3881 McGowen Street, Long Beach CA 90808, Attention: Corporate Secretary. Our Code of Business Conduct and Ethics is also available in the investor relations section of our website at https://investors.rocketlabusa.com. We will disclose any waivers or amendments to the provisions of our Code of Business Conduct and Ethics applicable to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions on our website.

Report of the Audit Committee

The Audit Committee has reviewed and discussed with our management and Deloitte & Touche LLP, our independent registered public accounting firm, our audited financial statements contained in our Annual Report to Stockholders filed on Form 10-K for the year ended December 31, 2021. The Audit Committee has also discussed with our independent registered public accounting firm the matters required to be discussed under Public Company Accounting Oversight Board standards.

The Audit Committee has received and reviewed the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche LLP’s communications with the Audit Committee concerning independence, and has discussed with Deloitte & Touche LLP its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board (and the Board subsequently approved the recommendation) that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the SEC on March 24, 2022.

Audit Committee:

Jon Olson

Merline Saintil

Matt Ocko

Communications with Directors

A stockholder or other interested party who wishes to communicate directly with the Board, a committee of the Board, the lead independent director, the non-management or independent directors as a group, or with the Chairman or any other individual director, regarding matters related to the Company should send the communication to:

Board

or Chairman, lead independent director, individual director, committee or group of directors

Rocket Lab USA, Inc.

c/o Rocket Lab USA, Inc.

Corporate Secretary

3881 McGowen Street

Long Beach, California

We will forward all stockholder and other interested party correspondence about the Company to the Board, a committee of the Board, the lead independent director, the non-management or independent directors as a group, or with the Chairman or any other individual director, as appropriate. Please note that we will not forward communications that are spam, junk mail or mass mailings, resumes and other forms of job inquiries, surveys and business solicitations or advertisements.

Director Compensation

Non-Employee Director Compensation Policy

Rocket Lab entered into that certain Agreement and Plan of Merger (the “Agreement”) with Vector Acquisition Corporation (“Vector”), on March 1, 2021, as amended by Amendment No. 1 thereto, dated May 7, 2021 and Amendment No. 2 thereto, dated June 25, 2021. The transactions contemplated by the terms of the Agreement were completed on August 25, 2021 (the “Business Combination”). In connection with the Business Combination, Rocket Lab adopted our non-employee director compensation policy described below, which is designed to align compensation with our business objectives and the creation of stockholder value, while enabling Rocket Lab to attract, retain, incentivize and reward directors who contribute to the long-term success of the company. Under the policy, our non-employee directors are eligible to receive cash retainers (which will be prorated for partial years of service) and equity awards as set forth below:

Annual Retainer for Board Membership
Annual service on the board of directors	$35,000
Additional retainer for annual service as non-executive chairperson	$27,500
Additional retainer for annual service as a lead director of the board of directors	$17,000
Additional Annual Retainer for Committee Membership
Annual service as audit committee chairperson	$20,000
Annual service as member of the audit committee (other than chair)	$10,000
Annual service as compensation committee chairperson	$14,000
Annual service as member of the compensation committee (other than chair)	$6,000
Annual service as nominating and governance committee chairperson	$8,000
Annual service as member of the nominating and governance committee (other than chair)	$4,000

In addition, our policy provides that, upon initial election or appointment to our Board, each new non-employee director will be granted a one-time grant of restricted stock unit with a value of $325,000, that vest in three equal annual installments over three years. On the date of each annual meeting of stockholders of our company, each continuing non-employee director will receive a grant of restricted stock units with a value of $175,000 (the “Director Annual Grant”) that vests in full on the earlier of (i) the one year anniversary of the grant date, or (ii) the next annual meeting of our stockholders. If a new non-employee director joins our Board on a date other than the date of the our annual meeting of stockholders, then in lieu of the Director Annual Grant, such non-employee director will receive a grant equal to the pro-rata portion of the Director Annual Grant at the next annual meeting of our stockholders based on the time between such non-employee director’s appointment and such next annual meeting of our stockholders. The equity awards granted under our policy are subject to full acceleration of vesting upon the sale of our company.

The aggregate amount of compensation, including both equity compensation and cash compensation, paid to any non-employee director of Rocket Lab in a calendar year period will not exceed $1,000,000 in the first calendar year such individual becomes a non-employee director and $650,000 in any other calendar year.

We will reimburse all reasonable out-of-pocket expenses incurred by directors for their attendance at meetings of the Board or any committee thereof. Employee directors will receive no additional compensation for their service as a director.

2021 Director Compensation Table

The following table presents the total compensation for each person who served as a non-employee director of our board during 2021. Mr. Beck, our President Chief Executive Officer and Chairman, did not receive any additional compensation from us for his services on our Board. The compensation received by Mr. Beck as an NEO is set forth above in “Executive Compensation—2021 Summary Compensation Table.”

Name	Fees Paid or Earned in Cash ($)	Stock Awards ($)(1)	Total ($)
David Cowan(2)	13,677	—	13,677
Michael Griffin(3)	43,321	—	43,321
Matt Ocko(4)	—	—	—
Jon Olson(5)	37,868	2,792,800	2,830,668
Merline Saintil(6)	41,956	2,792,800	2,834,756
Alex Slusky(7)	13,677	—	13,677
Sven Strohband(8)	—	—	—

(1)

The amounts reported represent the aggregate grant date fair value of the restricted stock units granted to our directors during 2021, calculated in accordance with FASB ASC Topic 718, assuming that the liquidity- based vesting condition was satisfied. Such grant date fair values do not take into account any estimated forfeitures. Assumptions used in the calculation of these amounts are included in Note 2 to our financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021. These amounts do not reflect the actual economic value that may be realized by the directors upon the vesting or settlement of the restricted stock units, or the sale of the common stock underlying such awards.

(2)	As of December 31, 2021, Mr. Cowan did not hold any outstanding equity awards.
(3)	As of December 31, 2021, Dr. Griffin held 608,256 restricted stock units.
(4)	As of December 31, 2021, Mr. Ocko did not hold any outstanding equity awards.
(5)	Mr. Olson joined our Board in June 2021. As of December 31, 2021, Mr. Olson held 362,386 restricted stock units.
(6)	Ms. Saintil joined our Board in June 2021. As of December 31, 2021, Ms. Saintil held 362,386 restricted stock units.

(7)	Mr. Slusky joined our Board in connection with the consummation of the Business Combination. As of December 31, 2021, Mr. Slusky did not hold any outstanding equity awards.
(8)	As of December 31, 2021, Dr. Strohband did not hold any outstanding equity awards.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee has been an officer or employee of our Company during the last fiscal year. During 2021, decisions regarding executive officer compensation were made by our Compensation Committee. Mr. Beck, our Chief Executive Officer, participated in deliberations of our Compensation Committee regarding the determination of compensation of our executive officers other than himself for 2021 and prior periods. None of our executive officers currently serves, or in the past has served, as a member of the or the Compensation Committee of another entity that has one or more executive officers serving on our Board.

Board Diversity Matrix

The matrix below summarizes certain information regarding the diversity of our Board as of the date of this proxy statement. Each of the categories listed in the table below has the meaning set forth in Nasdaq Rule 5605(f).

Board Diversity Matrix for Rocket Lab USA, Inc. As of May 2, 2022
Total Number of Directors: 8
Part I: Gender Identity	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	1	6		1

Part II: Demographic Background
African American or Black	1
Alaskan Native or American Indian
Asian
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White	6
Two or More Races or Ethnicities
LGBTQ+
Did Not Disclose Demographic Background	1

EXECUTIVE COMPENSATION

As an emerging growth company, we have opted to comply with the executive compensation disclosure rules applicable to “smaller reporting companies” as such term is defined in the rules promulgated under the Securities Act, which require compensation disclosure for its principal executive officer and its two other most highly compensated executive officers.

Overview

This section discusses the material components of the executive compensation program offered to our executive officers who would have been “named executive officers” for 2021, which consisted of our Chief Executive Officer and two most highly compensated executive officers during 2021, other than our Chief Executive Officer.

Such named executive officers consist of the following persons, referred to herein as our “NEOs”:

•	Peter Beck, our President and Chief Executive Officer;

•	Adam Spice, our Chief Financial Officer; and

•	Shaun O’Donnell, Executive Vice President, Global Operations.

Our compensation committee (and prior to the Business Combination, our board of directors) is responsible for the executive compensation programs for our executive officers and reports to our Board on its discussions, decisions and other actions. Our Chief Executive Officer makes recommendations for the respective executive officers that report to him to our compensation committee and typically attends compensation committee meetings. Our Chief Executive Officer makes such recommendations (other than with respect to himself) regarding base salary, and short-term and long-term compensation, including equity incentives, for our executive officers based on our results, an executive officer’s individual contribution toward these results, the executive officer’s role and performance of his or her duties and his or her achievement of individual goals. Our compensation committee then reviews the recommendations and other data, including various compensation survey data and publicly-available data of our peers, and makes decisions as to the target total direct compensation for each executive officer, as well as each individual compensation element. While our Chief Executive Officer typically attends meetings of the compensation committee, the compensation committee meets outside the presence of our Chief Executive Officer when discussing and approving his compensation and when discussing certain other matters, as well.

Our compensation committee (and prior to the Business Combination, our board of directors) is authorized to retain the services of one or more executive compensation advisors, as it sees fit, in connection with the establishment of our executive compensation programs and related policies. In fiscal year 2021, the Board and the compensation committee retained Compensia Inc., a national compensation consulting firm, to provide it with market information, analysis and other advice relating to executive compensation on an ongoing basis. The Board and the compensation committee engaged Compensia Inc. to, among other things, assist in developing an appropriate group of peer companies to help us determine the appropriate level of overall compensation for our executive officers, as well as to assess each separate element of compensation, with a goal of ensuring that the compensation we offer to our executive officers, individually as well as in the aggregate, is competitive and fair. We do not believe the retention of, and the work performed by, Compensia Inc. creates any conflict of interest.

This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt in the future could vary significantly from our historical practices and currently planned programs summarized in this discussion.

2021 Summary Compensation Table

The following table presents information regarding the total compensation awarded to, earned by and paid to Rocket Lab’s NEOs for services rendered to Rocket Lab in all capacities in fiscal years ended December 31, 2021 and 2020, respectively. Certain amounts were paid in New Zealand Dollars(“NZD”) and converted to United States Dollars for purposes of reporting such amounts below using an exchange ratio of NZD 1:USD

0.7304 reported on the Wall Street Journal on February 22, 2021 for compensation awarded, earned or paid in the fiscal year ended December 31, 2020 and NZD 1:USD 0.6841 reported on the Wall Street Journal on December 31, 2021 for compensation awarded, earned or paid in the fiscal year ended December 31, 2021.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)		Option Awards ($)		All Other Compensation ($)		Total ($)
Peter Beck	2021	306,459	—	—		—		18,788	(1)	325,246
President Chief Executive Officer and Chairman	2020	327,000	—	—		—		46,434		373,434

Adam Spice	2021	315,774	—	—		4,707,448	(2)	6,168	(3)	5,029,390
Chief Financial Officer	2020	309,000	123,600	—		—		6,747		439,347

Shaun O’Donnell	2021	232,580	—	4,934,039	(4)	—		—		5,166,619
Executive Vice President, Global Operations	2020	248,000	99,280	—		—		—		347,280

(1)	Represents the incremental cost to us of Mr. Beck’s personal use of a Company car ($17,609) and cell phone reimbursements ($1,179).
(2)

Represents the incremental fair value, calculated in accordance with FASB ASC Topic 718, resulting from the modification to Mr. Spice’s options to purchase 558,769 shares of Company common stock to provide for cash settlement in connection with the Business Combinations and the management redemptions, as described in more detail below under Narrative Disclosure to the Summary Compensation Table – Equity Incentive Compensation.

(3)	Represents the Company’s matching contributions to Mr. Spice’s 401(k) account.
(4)

Represents the incremental fair value, calculated in accordance with FASB ASC Topic 718, resulting from the modification to Mr. O’Donnell’s 498,177 shares of Company common stock to provide for cash settlement in connection with the Business Combinations and the management redemptions, as described in more detail below under Narrative Disclosure to the Summary Compensation Table – Equity Incentive Compensation.

Narrative Disclosure to the Summary Compensation Table

Base Salaries

The offer letter we entered into with each NEO, described below, establishes an annual base salary, which is subject to discretionary increases. For fiscal year 2021, the base salaries for Messrs. Beck and O’Donnell were $306,459 and $232,580, respectively. Mr. Spice’s annual base salary was increased from $309,000 to $325,247 effective as of April 4, 2021.

Annual Bonuses

In 2021, we did not make any bonus payments to our NEOs.

Equity Incentive Compensation

In connection with the Business Combinations, our Board adopted the Company’s 2021 Stock Option and Incentive Plan (the “2021 Plan”). We believe that equity awards provide our executive officers with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. In addition, we believe that equity awards with a time-based vesting feature promote executive retention because this feature incentivizes our executive officers to remain in our employment during the applicable vesting period. In 2021, we did not make any equity grants to our NEOs.

In connection with the Business Combinations, we entered into the Management Redemption Agreement with Messrs. Beck, Spice and O’Donnell pursuant to which we redeemed from such individuals the following number of shares of Company common stock or options to purchase shares of Company common stock for the following redemption price (equal to $40,000,000 in the aggregate) in connection with the Closing of the Business Combination: Mr. Beck—2,989,088 shares of Company common stock redeemed for $30,000,000; Mr. Spice—options to purchase 558,769 shares of Company common stock at an exercise price per share of $1.09 redeemed for $5,000,000; and Mr. O’Donnell—498,177 shares of Company common stock redeemed for $5,000,000. In connection with the Business Combination and the management redemption, Mr. Spice’s options and Mr. O’Donnell’s shares were also modified to permit cash settlement. The Company recognized $9,642,000 of compensation expense associated with the redemption of Mr. O’Donnell’s shares and Mr. Spice’s options and an adjustment of approximately $359,000 to additional paid-in capital for stock compensation previously recognized related to these awards.

Perquisites/Personal Benefits

We generally do not provide perquisites to our employees, other than personal use of a Company car and cell phone reimbursements for Mr. Beck, and certain other de minimis perquisites available to all of our employees, including our named executive officers.

401(k) Plan

Rocket Lab maintains the Rocket Lab USA Inc 401(k) Profit Sharing Plan & Trust, a tax-qualified retirement plan that provides eligible employees, including its United States-based NEOs, with an opportunity to save for retirement on a tax-advantaged basis. Retirement plan participants are able to defer eligible compensation subject to applicable annual limits under the Internal Revenue Code (the “Code”). Participants pre-tax or Roth contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. Participants are immediately and fully vested in their contributions. Rocket Lab matches each participant’s contribution up to a maximum of 3% of their eligible compensation, subject to three-year vesting. Rocket Lab’s 401(k) plan is intended to be qualified under Section 401(a) of the Code with its 401(k) plan’s related trust intended to be tax exempt under Section 501(a) of the Code.

Offer Letters and Employment Agreements with Rocket Lab’s Named Executive Officers

We initially entered into an employment agreement or offer letter with each of our NEOs, in connection with his employment with us, which set forth the terms and conditions of employment of each individual. In connection with our Business Combinations, we adopted a new executive severance plan (“Executive Severance Plan”). Each of the NEOs participates in the Executive Severance Plan, as further described below. The Executive Severance Plan provides for certain payments and benefits in the event of a termination of employment, including an involuntary termination of employment in connection with a change in control of the Company, and replaced the severance provisions in the NEOs’ employment agreement or offer letter, if any, to the extent permissible under applicable law.

Peter Beck and Shaun O’Donnell. We entered into an individual employment agreement with Mr. Beck, dated as of August 12, 2014 and Mr. O’Donnell, dated as of September 9, 2013 (collectively, the “Employment Agreements”). The Employment Agreements set forth the term of the applicable executive’s employment, his position and duties, his eligibility to receive equity incentive awards, and his eligibility to participate in our benefit plans generally. Mr. O’Donnell’s Employment Agreement also provides for his eligibility for an annual bonus. Messrs. Beck and O’Donnell are each subject to certain confidentiality and assignment of intellectual property provisions, as well as noncompetition and non-solicitation of customers and employees covenants under the Employment Agreements during the term of each executive’s employment and for a six month period thereafter. Pursuant to the Employment Agreements, Rocket Lab and the applicable executive must each provide four weeks’ written notice, as applicable, in the event of a termination of the executive’s employment unless otherwise mutually agreed upon; provided that we may terminate the applicable executive’s employment without notice in the event that it determine serious misconduct or gross negligence has been committed by the executive and the executive may receive payment in lieu of notice if his position is terminated due to redundancy; provided further, that if the applicable executive decides to voluntarily terminate his employment early, he will be liable to the Company for an amount equivalent to his base salary for the balance of the notice period.

Adam Spice. We entered into an offer letter with Mr. Spice, dated as of March 8, 2018 (the “Spice Offer Letter”). The Spice Offer Letter provided for Mr. Spice’s employment and set forth the term of his employment, his positions and duties, his eligibility to receive a bonus, his eligibility to receive equity incentive awards, and his eligibility to participate in our employee benefit plans generally. Mr. Spice is subject to our standard confidentiality and proprietary information agreement.

Rocket Lab USA, Inc. Executive Severance Plan

The Executive Severance Plan provides that upon a termination of employment by us other than for “cause” (as defined in the Executive Severance Plan), death or “disability” (as defined in the Executive Severance Plan), or upon a resignation by an eligible participant for “good reason” (as defined in the Executive Severance Plan), in either case outside of the “change in control period” (i.e., the period beginning on the date of a “change in control” (as defined in the Executive Severance Plan) and ending on the one-year anniversary of the change in control), the participant will be entitled to receive, subject to the execution and delivery of a separation agreement and release containing, among other provisions, an effective release of claims in favor of the Company and reaffirmation of the “restrictive covenants agreement” (as defined in the Executive Severance Plan), (i) a severance amount equal to 6 months of the participant’s annual base salary (or 12 months for the Chief Executive Officer) in effect immediately prior to such termination (or the participant’s annual base salary in effect for the year immediately prior to the year of termination occurs, if higher), payable over 6 months (or 12 months for the Chief Executive Officer), and (ii) up to 6 monthly (or 12 monthly for the Chief Executive Officer) cash payments equal to the monthly employer contribution that we would have made to provide health insurance for the applicable participant if he had remained employed by us, based on the premiums as of the date of termination.

The Executive Severance Plan also provides that upon a termination of employment by us other than for cause, death or disability or upon a resignation by an eligible participant for good reason, in either case within the change in control period, the participant will be entitled to receive, in lieu of the payments and benefits described above and subject to the execution and delivery of an a separation agreement and release containing, among other provisions, an effective release of claims in favor of the Company and reaffirmation of the restrictive covenants agreement, (i) a lump sum cash severance amount equal to 100% of the participant’s annual base salary (or 150% for the Chief Executive Officer) in effect immediately prior to such termination (or the participant’s annual base salary in effect for the year immediately prior to the year of termination, if higher), (ii) a lump sum amount equal to 100% of the participant’s annual target bonus (or 150% for the Chief Executive Officer) in effect immediately prior to such termination (or the participant’s annual target bonus in effect immediately prior to the change in control, if higher), (iii) a lump sum amount equal to the monthly employer contribution that we would have made to provide health insurance for the participant if he had remained employed by us for 12 months (or 18 months for the Chief Executive Officer) following the date of termination, based on the premiums as of the date of termination, and (iv) for all outstanding and unvested equity awards of the Company that are subject to time-based vesting held by the participant, full accelerated vesting of such awards; provided, that any outstanding and unvested equity awards subject to performance conditions may become vested, exercisable and/or nonforfeitable to the extent specified in the applicable award agreement.

The payments and benefits provided under the Executive Severance Plan in connection with a change in control may not be eligible for a federal income tax deduction by us pursuant to Section 280G of the Internal Revenue Code. These payments and benefits may also subject an eligible participant to an excise tax under Section 4999 of the Internal Revenue Code. If the payments or benefits payable to an eligible participant in connection with a change in control would be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code, then those payments or benefits will be reduced if such reduction would result in a greater net after-tax benefit to the applicable participant.

Outstanding Equity Awards at 2021 Fiscal Year-End

The following table sets forth information concerning outstanding equity awards held by each of the NEOs as of December 31, 2021.

	Option Awards(1)						Stock Awards(1)
Name	Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Peter Beck	—	—	—		—	—	—		—
Adam Spice	5/25/2018	4,529,938	591,714	(3)	1.09	8/03/2028
Shaun O’Donnell	8/03/2018	1,436,590	287,318	(4)	1.09	8/03/2028	724,772	(5)	8,900,200

(1)	Each equity award is subject to the terms of our 2013 Plan. The equity awards are subject to certain acceleration of vesting provisions pursuant to the Executive Severance Plan, as applicable.
(2)	Based on the closing market price of a share of our common stock on December 31, 2021, which was $12.28.
(3)

1/4 of the shares subject to the stock option vest on the one year anniversary of the vesting commencement date, and 1/48 of the shares subject to the stock option vest on a monthly basis each month thereafter, in each case, subject to the NEO’s continuous service relationship with Rocket Lab through each applicable vesting date.

(4)

1/48 of the shares subject to the stock option vest on a monthly basis each month following the first anniversary of the vesting commencement date, subject to the NEO’s continuous service relationship with us through each applicable vesting date.

(5)

The restricted stock units are subject to both a time-based vesting condition and a liquidity-based vesting condition, both of which must be satisfied prior to the expiration date before the restricted stock units will be deemed vested. The time-based vesting condition is satisfied as follows: 25% of the restricted stock units shall satisfy the time condition on the first March 1st, May 22nd, August 22nd or November 22nd (each, a vesting date) following the first anniversary of the vesting commencement date, subject to the NEO’s continuous service relationship with Rocket Lab through each applicable vesting date. Thereafter, the remaining 75% of the restricted stock units satisfy the time-based vesting condition in 12 equal quarterly installments on each vesting date thereafter, in each case subject to the NEO’s continuous service relationship with us through each applicable vesting date. The restricted stock units will satisfy the liquidity based vesting condition on the first to occur of (i) a sale event (as defined in the 2013 Plan) or (ii) Rocket Lab’s initial public offering (as defined in the 2013 Plan), in either case, prior to the expiration date. As of December 31, 2021, the liquidity-based vesting condition had not been satisfied.

Equity Compensation Plan Information

Rocket Lab currently maintains three equity compensation plans: the Rocket Lab USA, Inc. Second Amended and Restated 2013 Stock Option and Grant Plan (the “2013 Plan”), awards under which were assumed in connection with the Business Combination; the Rocket Lab USA, Inc. 2021 Stock Option and Incentive Plan (the “2021 Plan”); and the Rocket Lab USA, Inc. 2021 Employee Stock Purchase Plan (the “2021 ESPP”). The following table sets forth information as of December 31, 2021 regarding shares of common stock that may be issued under our equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted- average Exercise Price of Outstanding Options, Warrants, Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by stockholders	34,392,250	(1)	$1.03	(2)	67,881,558	(3)(4)
Equity compensation plans not approved by stockholders	—		—		—

Total	34,392,250		$1.03		67,881,558

(1)

Includes (i) for the 2013 Plan, 17,345,328 shares subject to outstanding stock options and 14,641,608 shares subject to outstanding restricted stock unit (“RSU”) awards, which were assumed in connection with the Business Combination; and (ii) for the 2021 Plan, no shares subject to outstanding stock options and 2,305,314 shares subject to outstanding RSUs. No new awards may be granted under the 2013 Plan.

(2)

Reflects the weighted-average exercise price of the 17,345,328 outstanding stock options under the 2013 Plan. This weighted-average exercise price does not reflect shares subject to RSU awards under the 2013 Plan and 2021 Plan.

(3)

Includes 57,901,558 shares available for issuance under the 2021 Plan and 9,980,000 shares available for issuance under the 2021 ESPP, in each case as of December 31, 2021. Amount does not include any purchase rights accruing under the 2021 ESPP during the current purchase period, which commenced on November 22, 2021, because the purchase right (and therefore the number of shares to be purchased) will not be determined until the end of the purchase period on May 22, 2022. Subject to the number of shares remaining in the share reserve, the maximum number of shares purchasable by any participant in the 2021 ESPP on any one purchase date for any purchase period, including the current purchase period, may not exceed 5,000 shares.

(4)

The 2021 Plan provides that the number of shares reserved and available for issuance under the 2021 Plan will automatically increase each January 1, beginning on January 1, 2022, and ending on (and including) January 1, 2031 by up to 5% of the outstanding number of shares of our common stock on the immediately preceding December 31 or such lesser number of shares as determined by our plan administrator. The 2021 ESPP provides that the number of shares reserved and available for issuance will automatically increase each January 1, beginning on January 1, 2022 and ending on (and including) January 1, 2031 by the least of (i) 9,980,000 shares of our common stock, (ii) 1% of the outstanding number of shares of our common stock on the immediately preceding December 31, or (iii) such lesser number of shares as determined by our plan administrator. Such 2022 increases are not included in the table.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following is a summary of transactions since January 1, 2021 to which we have been a participant in which the amount involved exceeded or will exceed $120,000, and in which any of our then directors, executive officers or holders of more than 5% of any class of our capital stock at the time of such transaction, or any members of their immediate family, had or will have a direct or indirect material interest.

Other than as described below under this section titled “Certain Relationships and Related Party Transactions,” since January 1, 2021, we have not entered into any transactions, nor are there any currently proposed transactions, between Rocket Lab and a related party where the amount involved exceeds, or would exceed, $120,000, and in which any related person had or will have a direct or indirect material interest.

Certain Relationships and Related Person Transactions—Vector

Second Amended and Restated Registration Rights Agreement

On August 25, 2021, in connection with the consummation of the Business Combination and as contemplated by the Agreement, Vector, Vector Acquisition Partners, L.P. (the “Sponsor”), and certain former stockholders of Rocket Lab, entered into the Second Amended and Restated Registration Rights Agreement pursuant to which, among other things, the Sponsor and other holders party thereto were granted certain registration rights, on the terms and subject to the conditions therein, and agreed to a lockup pursuant to which they will not to transfer their common stock acquired in the Business Combination for 180 days following the closing of the Business Combination (the “Closing”). Pursuant to the Second Amended and Restated Registration Rights Agreement, we have agreed to file a registration statement registering the resale of 338,294,331 shares of common stock (including shares issuable upon exercise of options or warrants or settlement of restricted stock units) within 45 days after the Closing and use its commercially reasonable efforts to have the registration statement declared effective as soon as practicable thereafter. The Second Amended and Restated Registration Rights Agreement superseded the Registration and Shareholder Rights Agreement, dated as of September 24, 2020, by and among Vector, the Sponsor and certain other holders.

PIPE Financing

In connection with the consummation of the Business Combination, investors (the “PIPE Investors”) agreed to participate in the purchase $467,000,000 of common stock in a private placement. The funds from such private placement will be used for working capital in our Company. As part of the 46,700,000 shares of Vector Delaware Class A common stock to be issued pursuant to the subscription agreements, certain affiliates of Sponsor agreed to subscribe for and purchase 5,000,000 shares of common stock on the same terms and conditions of the other PIPE Investors at a price of $10.00 per share, for aggregate gross proceeds of $50,000,000.

Sponsor Letter Agreement

Concurrently with the execution of the Agreement, Vector entered into the sponsor letter agreement dated as of March 1, 2021, between Vector and Sponsor (the “Sponsor Letter Agreement”) with the Sponsor, pursuant to which the Sponsor agreed to, among other things, (i) vote at any meeting of Vector’s shareholders, and in any action by written resolution of Vector’s shareholders, all of its Class B ordinary shares (or other equity securities of Vector) or Vector Delaware Class A common stock, as applicable, in favor of the Business Combination and the other proposals to be voted upon at the Vector shareholder meeting; (ii) be bound by certain other covenants and agreements related to the Business Combination; and (iii) waive the anti-dilution protection with respect to the Class B ordinary shares, in each case, on the terms and subject to the conditions set forth in Sponsor Letter Agreement.

Certain Relationships and Related Person Transactions—Rocket Lab

Management Redemption Agreement

In connection with the Business Combination, we entered into the Management Redemption Agreement dated June 17, 2021 with Messrs. Beck, Spice and O’Donnell pursuant to which we redeemed from such individuals the following number of shares of Company common stock or options to purchase shares of Company common stock for the following redemption price (equal to $40,000,000 in the aggregate) in connection with the Closing of the Business Combination: Mr. Beck—2,989,088 shares of Company common stock redeemed for $30,000,000; Mr. Spice—options to purchase 558,769 shares of Company common stock at an exercise price per share of $1.09 redeemed for $5,000,000; and Mr. O’Donnell—498,177 shares of Company common stock redeemed for $5,000,000. In connection with the Business Combination and the management redemption, Mr. Spice’s options and Mr. O’Donnell’s shares were also modified to permit cash settlement. The Company recognized $9,642,000 of compensation expense associated with the redemption of Mr. O’Donnell’s shares and Mr. Spice’s options and an adjustment of approximately $359,000 to additional paid-in capital for stock compensation previously recognized related to these awards.

Second Amended and Restated Registration Rights Agreement

At the Closing, Rocket Lab, the Sponsor and the certain other holders entered into the Second Amended and Restated Registration Rights Agreement, which superseded the registration and shareholder rights agreement between Vector and its initial shareholders, pursuant to which, among other things, the Sponsor and other holders party thereto have been be granted certain registration rights, on the terms and subject to the conditions therein.

In particular, the Second Amended and Restated Registration Rights Agreement provides for the following:

•

Shelf registration rights. Within 45 calendar days after the date of Closing (the “Closing Date”), Rocket Lab is required to file a shelf registration statement pursuant to Rule 415 of the Securities Act and use commercially reasonable efforts to cause such registration statement to be declared effective as promptly as reasonably practicable after the initial filing thereof, but in no event later than the earlier of (a) the 90th calendar day following the filing date thereof if the SEC notifies us that it will “review” the Registration Statement and (b) the 10th business day after the date we are notified (orally or in writing, whichever is earlier) by the SEC that the registration statement will not be “reviewed” or will not be subject to further review. At any time we have an effective shelf registration statement with respect to registrable securities of the Sponsor and certain other holders who previously held Class B ordinary shares (the “Sponsor Holders”) and the other parties thereto who hold our common stock (the “New Holders”), a holder may make a written request to effect an underwritten shelf takedown provided that such holder reasonably expects the aggregate gross proceeds in excess of $50,000,000 from such underwritten shelf takedown.

•

Underwritten offering rights. At any time when there is an effective shelf registration statement, any holders of registrable securities may request to sell all or a portion of their registrable securities in an underwritten offering and we will facilitate such offerings; provided that we will only have such obligation if the registrable securities proposed to be sold by the holders is at least $50 million. Additionally, each of the holders may not demand more than one underwritten offering within any six month period or two underwritten offerings within any 12-month period, for an aggregate of not more than four underwritten offerings within any 12-month period. We are required, upon the written request of (i) the Sponsor and certain other holders who are party to the current amended and restated registration rights agreement who previously held ordinary shares of Vector (ii) the New Holders, to file a registration statement and use reasonable best efforts to effect the registration of all or part of their registrable securities. Rocket Lab is not obligated to effect any demand registration during the period starting with the date 60 days prior to the date of filing of, and ending on a date one hundred and twenty (120) days after the effective date of a registration, provided that we are only required to file such registration statement twice per calendar year for each of the Sponsor, Sponsor members and Rocket Lab holders.

•

Piggyback rights. At any time after the Closing Date, if we propose to conduct a registered offering of, or file a registration statement to register any of its equity securities under the Securities Act or to conduct a public offering, either for its own account or for the account of any other person, subject to certain exceptions, the holders of registrable securities under the Second Amended and Restated Registration Rights Agreement are entitled to include their registrable securities in such registered offering or registration statement. These piggyback rights will not be available if there is an effective shelf registration statement available for the resale of holders’ registrable securities at such time.

•

Expenses and indemnification. We will bear all expenses incident to registering the shares, including any underwritten offerings, except such expenses shall not include any selling expenses such as underwriters’ commissions and discounts, brokerage fees, underwriter marking costs and legal fees incurred by the holders above a specified amount. The Second Amended and Restated Registration Rights Agreement contains customary cross-indemnification provisions, under which we are obligated to indemnify holders of registrable securities in the event of material misstatements or omissions in the registration statement attributable to us, and holders of registrable securities are obligated to indemnify us for material misstatements or omissions attributable to them.

•

Registrable securities. Our securities shall cease to be registrable securities upon the earliest to occur of: a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, such securities shall have been transferred, such securities shall have ceased to be outstanding, such securities have been sold without registration pursuant to Section 4(a)(1) of the Securities Act or Rule 145, such securities have been sold to, or through, a broker, dealer or underwriter in a public securities transaction.

•

Lock-up. Stockholders who entered into the Second Amended and Restated Registration Rights Agreement agreed not to transfer their shares of our common stock received in the Business Combination for 180 days following the Closing Date, other than pursuant to specified permitted transfers.

•

Amendment/Waiver. Amendments or waivers of compliance with the terms of the Second Amended and Restated Registration Rights Agreement may occur with our consent and the consent of the holders of a majority of the total registrable securities and, for so long as the Sponsor and its affiliates or any Rocket Lab stockholder party to the agreement, holds at least one percent of our outstanding shares of common stock, the Sponsor and such Rocket Lab stockholder, as applicable.

Indemnification Agreements

On the Closing Date, Rocket Lab entered into indemnification agreements with each of its directors and executive officers. Each indemnification agreement provides for indemnification and advancement by us of certain expenses and costs relating to claims, suits or proceedings arising from service as an officer, director, employee, agent or fiduciary of Rocket Lab or, at its request, service to other entities to the fullest extent permitted by applicable law. The foregoing description of the indemnification agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the indemnification agreements, a form of which is filed as an exhibit to our 2021 Annual Report on Form 10-K filed with the SEC on March 24, 2022.

Each of Vector and Rocket Lab had also entered into similar agreements with each of its directors and certain of its executive officers prior to the Business Combination, which related to their service as directors and/or officers of Vector and Rocket Lab, as applicable.

Rocket Lab Stockholder Support Agreements

Concurrently with the execution of the Agreement, certain stockholders of Rocket Lab representing the requisite votes necessary to approve the Business Combination entered into support agreements with Vector and

Legacy Rocket Lab, pursuant to which each such holder agreed to (i) vote at any meeting of Legacy Rocket Lab’s stockholders, and in any action by written consent of Legacy Rocket Lab’s stockholders, all of its Rocket Lab equity securities in favor of the adoption and approval of the Charter Amendment, the Agreement and the transactions contemplated thereby, including the mergers; (ii) be bound by certain other covenants and agreements related to the Business Combination and (iii) be bound by certain transfer restrictions with respect to such securities, in each case, on the terms and subject to the conditions set forth in the Rocket Lab Stockholder Support Agreements.

Lock-up Restrictions

In connection with the Closing, certain of our stockholders who entered into a Stockholder Support Agreement (as described above), entered into a lockup agreement with Rocket Lab pursuant to which they agreed not to transfer, sell or assign their shares of our common stock for six months following the Closing; provided that the lockup agreement did not apply to our stockholders who entered into the Second Amended and Restated Registration Rights Agreement and become subject to the lock-up provisions thereof. In addition, Sponsor has agreed not to transfer, sell or assign its shares of common stock received in connection with the Business Combination until the earliest of (a) one year after the Closing and (b) subsequent to Closing, (i) if the closing price of the common stock equals or exceeds $12.00 per share (as adjusted for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after Closing, or (y) the date on which we completes a liquidation, merger, share exchange or other similar transaction that results in all of its public stockholders having the right to exchange their common stock for cash, securities or other property.

Related Party Transaction Policy

Our Board has adopted a written related person transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related person transactions. For purposes of the our policy only, a related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related person are, were or will be participants and in which the amount involved exceeds $120,000. Transactions involving compensation for services provided to us as an employee or director are not covered by this policy. A related person is any executive officer, director or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons.

Under the policy, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, our management must present information regarding the related person transaction to its audit committee, or, if audit committee approval would be inappropriate, to another independent body of the Board, for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we will collect information that it deems reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder to enable us to identify any existing or potential related person transactions and to effectuate the terms of the policy.

All of the transactions described above under “Certain Relationships and Related Person Transactions—Rocket Lab”, as they relate to Rocket Lab, were entered into prior to the adoption of the written policy.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of April 20, 2022 by:

•	each person who is the beneficial owner of more than 5% of the outstanding common stock;

•	each of our named executive officers and directors; and

•	all of our current executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security. Under those rules, beneficial ownership includes securities that the individual or entity has the right to acquire, such as through the exercise of warrants or stock options or the vesting of restricted stock units, within 60 days of the Record Date. Shares subject to warrants or options that are currently exercisable or exercisable within 60 days of the Record Date or subject to restricted stock units that vest within 60 days of the Record Date are considered outstanding and beneficially owned by the person holding such warrants, options or restricted stock units for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to the voting securities beneficially owned by them. We have based our calculation of the percentage of beneficial ownership on 463,732,278 shares of our Common Stock outstanding as of April 20, 2022.

Name and Address of Beneficial Owner(1)	Number of Shares	% of Voting Power
Directors and Executive Officers:
Peter Beck(2)	54,551,250	11.8%
Adam Spice(3)	5,121,651	1.1%
Shaun O’Donnell(4)	1,832,791	*
Matt Ocko(5)	10,132,385	2.2%
David Cowan(6)	383,149	*
Michael Griffin(7)	—	—
Sven Strohband(8)	67,552	*
Jon Olson(7)	—	—
Merline Saintil(7)	—	—
Alex Slusky(9)	—	—
All directors and executive officers as a group	72,088,778	15.3%

Five Percent Holders:
Entities Affiliated with Khosla Ventures(10)	106,863,617	23.0%
Entities Affiliated with Bessemer Venture Partners(11)	73,308,472	15.8%
Future Fund Investment Company No. 5(12)	42,364,939	9.1%

*	Less than 1%
(1)	Unless otherwise noted, the business address of each of the directors and officers is 3881 McGowen Street, Long Beach, CA 90808.
(2)

Represents shares held by Equatorial Trust, which is a family trust established by Peter Beck. Peek Street Equatorial Trustee Limited is sole trustee of Equatorial Trust and Peter Beck, Kerryn Beck and Warren Butler are the directors of Peek Street Equatorial Trustee Limited. Equatorial Trust and Peek Street Equatorial Trustee Limited each possess sole voting and investment power and Peter Beck, Kerryn Beck and Warren Butler each possess shared voting and investment power over the shares held by Equatorial Trust and, accordingly, also have beneficial ownership of such shares.

(3)	Represents shares of common stock issuable upon exercise of stock options exercisable within 60 days of April 20, 2022.

(4)

Includes 1,652,078 shares of common stock issuable upon exercise of stock options exercisable within 60 days of April 20, 2022, which represents the vested portion as of 60 days from such date of the total 1,723,908 stock options held by Mr. O’Donnell. Excludes 724,772 shares of common stock issuable upon settlement of restricted stock units held by Mr. O’Donnell where settlement remains contingent upon satisfaction of a liquidity based vesting condition.

(5)

Matt Ocko, a member of our Board, is a partner at DCVC. DCVC’s holdings consist of (i) 2,929,350 shares of common stock issued in the Business Combination upon the conversion of shares of Rocket Lab stock held by Data Collective IV, L.P., or DCVC IV, and (ii) 7,203,035 shares of common stock issued in the Business Combination upon the conversion of shares of Rocket Lab stock held by DCVC Opportunity Fund II, L.P., or DCVC Opportunity Fund II. Data Collective IV GP, LLC, or DCVC IV GP, is the general partner of DCVC IV, and DCVC Opportunity Fund II GP, LLC, or DCVC Opportunity Fund II GP, is the general partner of DCVC Opportunity Fund II. Zachary Bogue and Matt Ocko are the managing members of each of DCVC IV GP and DCVC Opportunity Fund II GP and share voting and dispositive power over the shares held by DCVC IV and DCVC Opportunity Fund II. Mr. Ocko disclaims beneficial ownership interest of the securities held by DCVC IV and DCVC Opportunity Fund II except to the extent of his pecuniary interest therein, if any. The address of the entities listed herein is 270 University Avenue, Palo Alto, California 94301.

(6)

David Cowan, a member of our Board, is a partner at Bessemer Venture Partners. Mr. Cowan disclaims beneficial ownership interest of the securities held by the Bessemer Entities (as defined below) referred to in footnote 12 below, except to the extent of his pecuniary interest, if any, in such securities by virtue of his interest in Deer VIII L.P. (as defined below) and his indirect limited partnership interest in the Bessemer Entities.

(7)	Excludes shares of common stock issuable upon settlement of restricted stock units where settlement remains contingent upon satisfaction of a liquidity based vesting condition.
(8)

Shares held in a trust for the benefit of Sven Strohband and his family. Dr Strohband, a member of our Board, is a partner at Khosla Ventures. Dr. Strohband received such shares in a distribution by Khosla Ventures V, L.P., Khosla Ventures Seed B, L.P. and Khosla Ventures Seed B (CF), L.P. to the limited and general partners.

(9)	Does not include any shares that may be deemed to be indirectly owned by Mr. Slusky because of his indirect ownership interest in the Sponsor or in Vector Acquisition Partners Aggregator, L.L.C.
(10)

Consists of (i) 2,746,629 shares of common stock held by Khosla Ventures Seed B CF L.P., (ii) 48,386,526 shares of common stock held by Khosla Ventures Seed B L.P., (iii) 52,371,162 shares of common stock held by Khosla Ventures V L.P. and (iv) 3,359,300 shares of common stock held by VK Services, LLC. Khosla Ventures Seed Associates B, LLC (“KVA Seed B”) is the general partner of Khosla Ventures Seed B (CF), L.P. (“KV Seed B (CF)”) and Khosla Ventures Seed B, L.P. (“KV Seed B”). Vinod Khosla is the managing member of VK Services, LLC (“VK Services”), which is the sole manager of KVA Seed B (CF). Each of KVA Seed B, VK Services and Vinod Khosla may be deemed to possess voting and investment control over such securities held by KV Seed B (CF) and KV Seed B, and each of KVA Seed B, VK Services and Vinod Khosla may be deemed to have indirect beneficial ownership of such securities held by KV Seed B (CF) and KV Seed B. Each of KVA Seed B, VK Services and Vinod Khosla disclaims beneficial ownership of such shares, except to the extent of his or its respective pecuniary interests therein. Khosla Ventures Associates V, LLC (“KVA V”) is the general partner of Khosla Ventures V, L.P. (“KV V”). Vinod Khosla is the managing member of VK Services, which is the sole manager of KVA V. Each of KVA V, VK Services and Vinod Khosla may be deemed to possess voting and investment control over such securities held by KV V, and each of KVA V, VK Services and Vinod Khosla may be deemed to have indirect beneficial ownership of such securities held by KV V. Each of KVA V, VK Services and Vinod Khosla disclaims beneficial ownership of such shares, except to the extent of his or its respective pecuniary interests therein. Sven Strohband, a member of our Board, is a partner at Khosla Ventures. The principal business address of the entities is c/o Khosla Ventures, 2128 Sand Hill Road, Menlo Park, CA 94025.

(11)

Consists of (i) 40,026,429 shares of common stock held by Bessemer Venture Partners VIII Institutional L.P. (“Bessemer VIII Institutional”), and (ii) 33,282,043 shares of common stock held by Bessemer Venture Partners VIII L.P. (“Bessemer VIII” and, together with Bessemer VIII Institutional, the “Bessemer Entities”). Deer VIII & Co. L.P. (“Deer VIII L.P.”) is the general partner of the Bessemer Entities. Deer

VIII & Co. Ltd. (“Deer VIII Ltd.”) is the general partner of Deer VIII L.P. Robert P. Goodman, David Cowan, Jeremy Levine, Byron Deeter and Robert M. Stavis are the directors of Deer VIII Ltd. and hold the voting and dispositive power for the Bessemer Entities. Investment and voting decisions with respect to the shares held by the Bessemer Entities are made by the directors of Deer VIII Ltd. acting as an investment committee. The address for each of the Bessemer Entities is c/ o Bessemer Venture Partners, 1865 Palmer Avenue, Suite 104, Larchmont, NY 10538.
(12)

Consists of 42,364,939 shares of common stock held by the Northern Trust Company. Shares are held by The Northern Trust Company in its capacity as custodian for Future Fund Investment Company No.5 Pty Ltd (ABN 134 338 926) (FFIC 5). FFIC 5 is a wholly owned subsidiary of the Future Fund Board of Guardians. Investment and voting decisions for the Future Fund are made by the Future Fund Board of Guardians, which is governed by a non-executive board comprised of three or more individuals, and therefore no individual is the beneficial owner of the shares held by Future Fund. The principal business address of the Future Fund is Level 14, 447 Collins Street, Melbourne VIC 3000.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022

Deloitte & Touche LLP has been selected by the Audit Committee as the principal independent registered public accounting firm for the fiscal year ending December 31, 2022 for us and our subsidiaries. Our Board recommends a vote for ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm to audit the books and accounts for us and our subsidiaries for the fiscal year ending December 31, 2022. It is expected that representatives of Deloitte & Touche LLP will attend the Annual Meeting, with the opportunity to make a statement if they so desire, and, if a representative is in attendance, the representative will be available to answer appropriate questions.

The appointment of Deloitte & Touche LLP as our independent registered public accounting firm is not required to be submitted to a vote of our stockholders for ratification. However, our Board believes that obtaining stockholder ratification is a sound governance practice. If our stockholders fail to vote on an advisory basis in favor of the appointment of Deloitte & Touche LLP, the Audit Committee will take such actions as it deems necessary as a result of such stockholder vote.

Fees Paid to Independent Registered Public Accounting Firm

The following table presents fees billed or expected to be billed for professional services rendered by Deloitte & Touche LLP and its affiliates for the years ended December 31, 2021 and 2020.

	Year Ended December 31
	2021	2020
Audit fees	$1,298,762	$2,567,361
Audit related fees(1)	49,000	—
Tax fees(2)	36,469	39,052
All other fees	—	—

Total	$1,384,231	$2,606,413

(1)	Audit related fees include fees primarily for business due diligence services related to various acquisitions.
(2)	Tax Fees include fees in connection with tax consulting and compliance services for our foreign subsidiaries.

Policy and Procedure for Approval of Audit and Permitted Non-Audit Services

All audit fees were pre-approved by the Company’s Audit Committee, which concluded that the provision of such services by Deloitte & Touche LLP and its affiliates was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. With respect to outside auditor independence, the Audit Committee Charter provides for pre-approval of audit services and non-audit services. The Audit Committee Charter authorizes the Audit Committee to delegate to one or more of its committee members the authority to grant pre-approvals for non-audit services, provided that the decisions of such member(s) to grant any such pre-approval shall be presented to the Audit Committee at its next scheduled meeting. The Audit Committee followed these guidelines in approving all services rendered by Deloitte & Touche LLP and its affiliates.

The Board recommends that you vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

STOCKHOLDER PROPOSALS FOR 2023 ANNUAL MEETING

A stockholder who would like a proposal considered for inclusion in our proxy statement relating to our 2023 annual meeting pursuant to Rule 14a-8 (“Rule 14a-8”) under the Exchange Act must be received by the Corporate Secretary of the Company at our offices at Rocket Lab USA, Inc., 3881 McGowen Street, Long Beach CA 90808 in writing no later than January 2, 2023 and must otherwise comply with Rule 14a-8.

Stockholders intending to present a proposal at the 2023 Annual Meeting of Stockholders, but not to include the proposal in our Proxy Statement pursuant to Rule 14a-8, or to nominate a person for election as a director, must comply with the requirements set forth in our Amended and Restated Bylaws. Our Amended and Restated Bylaws require, among other things, that our Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the one-year anniversary of the preceding year’s annual meeting. Therefore, we must receive notice of such a proposal or nomination for the 2023 Annual Meeting of Stockholders no earlier than February 23, 2023 and no later than March 27, 2023. The notice must contain the information required by the Amended and Restated Bylaws, a copy of which is available upon request to our Secretary. In the event that the 2023 Annual Meeting of Stockholders is first convened more than thirty (30) days before or more than sixty (60) days after June 23, 2023, then our Secretary must receive such written notice not later than the close of business on the later of the ninetieth (90th) day prior to the scheduled date of the 2023 Annual Meeting or the tenth (10th) day following the day on which public announcement of the date of such annual meeting is first made by us.

In addition to the timely notice requirements, a stockholder’s proposal for nominees for directors must comply with Article I, Section 2 of the Company’s bylaws and other applicable procedures described therein or established by our Nominating and Corporate Governance Committee. See “The Board of Directors and Corporate Governance—Nominating and Corporate Governance Committee.” Stockholder proposals related to other business must also comply with Article 1, Section 2 of the Company’s bylaws. Furthermore, any stockholder proposal must comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

SOLICITATION OF PROXIES

We will bear the costs of soliciting proxies from our stockholders. In addition to the use of the mails, proxies may be solicited by our directors, officers and employees by personal interview, telephone or telegram. Such directors, officers and employees will not be additionally compensated for such solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection therewith. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of our common stock held of record by such persons, and we will reimburse such brokerage houses, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred in connection therewith.

HOUSEHOLDING

The SEC’s rules permit us and brokers to deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the proxy materials, contact Broadridge Financial Solutions, Inc. at (866) 540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

OTHER MATTERS

The directors know of no other matters which are likely to be brought before the Annual Meeting. The enclosed proxy card grants to the persons named in the proxy card the authority to vote in their best judgment regarding all other matters properly raised at the Annual Meeting.

ANNUAL REPORT ON FORM 10-K

A copy of Rocket Lab’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, including financial statements and schedules (if any) thereto but not including exhibits, as filed with the SEC, will be sent to any stockholder of record on April 27, 2022 without charge upon written request addressed to at Rocket Lab USA, Inc., 3881 McGowen Street, Long Beach CA 90808, Attention: Corporate Secretary.

Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests should be directed to the address above. Our Annual Report on Form 10-K has also been filed with the SEC. It is available free of charge at the SEC’s website at www.sec.gov and also in the investor relation section of our corporate website at https://investors.rocketlabusa.com. You also may access this Proxy Statement and our Annual Report on Form 10-K at www.proxyvote.com.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ONLINE, WE URGE YOU TO VOTE YOUR SHARES BY FOLLOWING THE INSTRUCTIONS FOR VOTING ON THE NOTICE AND ACCESS CARD, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.

By Order of the Board of Directors

/s/ Peter Beck
Peter Beck
Chairman, Chief Executive Officer and President

May 2, 2022

SCAN TO VIEW MATERIALS & VOTE w ROCKET LAB USA, INC. 3881 MCGOWEN ST VOTE BY INTERNET LONG BEACH, CA 90808 Before The Meeting—Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting—Go to www.virtualshareholdermeeting.com/RKLB2022 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D83700-P74633 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY ROCKET LAB USA, INC. The Board of Directors recommends you vote “FOR” each of the following nominees: 1. Election of Class I Directors Nominees: To be elected for terms expiring in 2025 For Withhold 1a. Jon Olson 1b. Merline Saintil 1c. Alex Slusky The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 2. To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022. ! NOTE: The proxy holders will vote, in their discretion, on any other business as may properly come before the meeting or any adjournments or postponements thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. D83701-P74633 ROCKET LAB USA, INC. Annual Meeting of Stockholders June 23, 2022 1:30 PM Pacific Time This proxy is solicited by the Board of Directors The undersigned stockholder(s) hereby appoint(s) Peter Beck and Adam Spice, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote as designated on the reverse side of this ballot, all of the shares of common stock of Rocket Lab USA, Inc. which the undersigned stockholder(s) is/are entitled to vote and, in their discretion, to vote upon such other business as may properly come before the 2022 Annual Meeting of Stockholders of Rocket Lab USA, Inc. to be held June 23, 2022 or any adjournment, continuation or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side